SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this "Agreement") is made this 2nd day of March, 2023 (the "Effective Date"), by Ildar Gainulin and Maria Belova ("IGMB") and GBT Technologies, Inc. ("GBT") (hereinafter collectively "the Parties").

RECITALS

WHEREAS, on or about June 10, 2022, the Parties entered into a Joint Venture and Territorial License Agreement ("Metaverse Agreement") and formed Metaverse Kit Corp. ("Metaverse Kit"), a Nevada Corporation; and

WHEREAS, on or about June 10, 2022, IGMB entered into an Asset Purchase Agreement with Metaverse Kit; and

WHEREAS, on or about June 10, 2022, IGMB entered into a Consulting Agreement with Metaverse Kit; and

WHEREAS, the Metaverse Agreement closed on June 13, 2022; and

WHEREAS, on December 5, 2022, GBT sent a notice of default letter to IGMB; and

WHEREAS, all recitals herein are for "settlement Purposes" only; IGMB is not admitting as to validity and/or entering into any agreements recited herein;

WHEREAS, without either Party admitting liability or fault, and in a compromise of each of their positions and rights, the Parties desire to enter into this Agreement to resolve all disputes related to their respective rights, claims and allegations arising from or relating to the Metaverse Agreement and/or Metaverse Kit upon the terms and conditions stated herein. Neither the execution nor the performance of this Agreement shall be considered an admission of fault, liability or wrongdoing whatsoever by any of the Parties.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Settlement Payment. IGMB shall pay Five thousand and 0/100 Dollars to GBT ($5,000.00) (the "Settlement Payment") in consideration of this Agreement. IGMB shall make five monthly payments of One thousand and 0/100 dollars to GBT. The first payment shall be made at the execution of this Agreement, and subsequent payments shall be made on the first day of each following month until IGMB makes its final payment on July 1, 2023.

2. Surrender of Shares. IGMB shall surrender their shares in Metaverse Kit to GBT and their shares shall be terminated, or kept by GBT as its own asset, per GBT's sole discretion.

3. Voiding of Agreements. IGMB and GBT hereby agree that all agreements executed between IGMB and GBT and/or Metaverse Kit shall be voided. Specifically,

a. The June 10, 2022 Metaverse Agreement and all amendments thereto shall be voided.

b. The June 10, 2022 Asset Purchase Agreement shall be voided between IGBM and Metaverse Kit.

c. The June 10, 2022 Consulting Agreement between IGMB and Metaverse Kit shall also be voided.

4. Release.

a. GBT does hereby fully release, acquit, and forever discharge IGMB, its administrators, successors, assigns, current and former officers, directors, agents, employees, attorneys, and insurance companies from any and all known and unknown claims, judgments, damages, liabilities, actions, causes of action, and suits for damages at law and in equity, filed or otherwise, which GBT now have or may have against IGMB which in any way directly or indirectly relate to any of the facts and circumstances surrounding the above-described event between IGMB and GBT.

b. IGMB do hereby fully release, acquit, and forever discharge GBT, its administrators, successors, assigns, current and former officers, directors, agents, employees, attorneys, and insurance companies from any and all known and unknown claims, judgments, damages, liabilities, actions, causes of action, and suits for damages at law and in equity, filed or otherwise, which Individuals now have or may have against GBT which in any way directly or indirectly relate to any of the facts and circumstances surrounding the above-described event between IGMB and GBT.

c. IGMB and GBT acknowledge that they are aware they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement but that it is their intention to finally and forever release any and all of the matters as set forth herein and that, in furtherance of such intention, the Release herein given shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.

5. Indemnification. It is understood and agreed that GBT intends to move forward with operating Metaverse Kit. As consideration for this agreement, GBT hereby agrees to hold harmless and indemnify IGMB for any injuries or damages claimed by another party in connection with the Metaverse Agreement, Asset Purchase Agreement, and/or Consulting Agreement. Further, GBT shall indemnify and hold IGMB harmless from and against any claims, liabilities and obligations and will pay, any and all claims or demands asserted, instituted or recovered against IGMB or Metaverse Kit by any and all creditors and/or parties (including, without limitation any governmental taxing authority and all associated attorneys' fees) as a result of the ownership and operation of Metaverse Kit from the date of formation going forward.

6. No Admission. It is understood and agreed that the terms and compromises contained herein are not to be construed as an admission of liability on the part of the Parties, that this Agreement is in compromise and settlement of any claim which is not admitted but is denied

and disputed, and this Agreement is being made voluntarily and not based on representations or statements of any kind made by any of the parties or their representatives as to the merits, legal liability, or value of the claim or any other matter relating thereto.

7. Warranties and Representations. Individuals warrant, represent, covenant, and agree:

a. that Individuals have not sold, assigned, granted or transferred to any other person, firm, corporation or entity, any claim, counterclaim, demand or cause of action occurring, arising, or existing prior to the date of this Agreement which Individuals have, claim to have, or may have against GBT;

b. that no other person, firm, corporation, or entity has any right or ownership in or to any claim, counterclaim, demand or cause of action occurring, arising or existing prior to the date of this Agreement which Individuals have, claim to have, or may have had against GBT as set forth herein.

8. Miscellaneous.

a. Notices. Any and all notices or demands by any party hereto to any other party, required or desired to be given hereunder shall be in writing and shall be validly given or made if served personally, delivered by a nationally recognized overnight courier service or if deposited in the U.S. Mail, certified, return receipt requested, postage prepaid, addressed as follows:

If to IGMB: Gabriella Volshteyn, Esq.
1600 Sheepshead Bay Road, Suite 201
Brooklyn, NY 11235

If to GBT: Marquis Aurbach
Attn: Brian R. Hardy, Esq.
10001 Park Run Drive
Las Vegas, NV 89145

Any party hereto may change its address for the purpose of receiving notices or demands as hereinabove provided by a written notice given in the manner aforesaid to the other party. All notices shall be as specific as reasonably necessary to enable the party receiving the same to respond thereto.

b. Governing Law. The laws of the State of Nevada applicable to contracts made in that State, without giving effect to its conflict of law rules, shall exclusively govern the validity, construction, performance and effect of this Agreement.

c. Consent to Jurisdiction. Each party hereto consents to the jurisdiction of the state and federal courts located within Clark County, Nevada in the event any action is brought for declaratory relief or enforcement of this Agreement.

d. Attorney Fees. Unless otherwise specifically provided for herein, each party hereto shall bear its own attorney fees incurred in the negotiation and preparation of this Agreement and any related documents. However, in the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to its costs and attorney fees, in addition to any other relief it may obtain or be entitled to.

e. Interpretation. In the interpretation of this Agreement, this Agreement shall be construed without regard to any presumptions or other rule requiring construction against the party who caused the Agreement to be drafted; the singular may be read as the plural, and *vice versa*; the neuter gender as the masculine or feminine, and *vice versa*; and the future tense as the past or present, and *vice versa*; all interchangeably as the context may require in order to fully effectuate the intent of the parties and the agreement contemplated herein. Paragraph headings are for convenience of reference only and shall not be used in the interpretation of the Agreement.

f. Entire Agreement. This Agreement sets forth the entire understanding of the parties, and supersedes all previous agreements, negotiations, memoranda, and understandings, whether written or oral. Individual hereby acknowledges that no one has made any promise, representation or warranty whatsoever, expressed or implied or statutory, not contained herein to induce her to execute this Agreement and hereby further acknowledges that Individual has not executed this Agreement on the reliance of any promise, representation or warranty not contained herein.

g. Amendment. This Agreement shall not be modified, amended or changed in any manner unless in writing executed by the parties.

h. Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

i. Invalidity. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a Court of competent jurisdiction to be invalid, void or unenforceable, that provision shall be deemed severable and all provisions, covenants, and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

j. Counterparts. This Agreement may be executed in multiple counterparts, which together shall constitute one and the same document. Facsimile copies shall have the same force and effect and original copies.

k. Negotiated Agreement. This is a negotiated agreement. All parties have participated in its preparation. In the event of any dispute regarding its interpretation, it shall not be construed for or against any party based upon the grounds that the Agreement was prepared by any one of the parties.

l. Recitals. The recitals set forth above are incorporated herein and made a part hereof.

m. Binding on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, franchisors, estates, servants, agents, employees, affiliates, personal representatives, insurance companies, successors and assigns of Individuals and GBT in the above-described dispute.

n. Further Assurance. The parties agree to execute any and all documents, instruments and papers necessary to carry out the intent of this Agreement.

o. Authority. Each party has the right, power, legal capacity and authority to enter into, and perform its respective obligations under this Agreement, including the execution of this Agreement, and no approvals or consent of any other person(s) or entities is necessary in connection with the execution of this Agreement, and when so signed, this Agreement will be a binding and subsisting obligation of Individual and the Department.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

ILDAR GANIULIN	**GBT TECHNOLOGIES, INC.**
______________________	By: ______________________
	Its: CEO

MARIA BELOVA

____

APPROVED AS TO FORM AND CONTENT:

By: ______________________
Gabriella Volshteyn, Esq.
1600 Sheepshead Bay Road, Suite 201
Brooklyn, NY 11235
Attorney for Ildar Gainulin and Maria Belova